                                                                    EXHIBIT 4.29

                              EXCHANGE AGREEMENT
                              ------------------


                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
ARTICLE I
EXCHANGE OF THE SECURITIES.........................................   1

     1.1   Exchange................................................   1
     1.2   Closing.................................................   1

ARTICLE II
CONDITIONS TO CLOSING..............................................   1

     2.1   Conditions to GECFS's Obligations.......................   1
     2.2   Conditions to the Company's Obligations.................   3

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................   4

     3.1   Authorization of the Transaction........................   4
     3.2   Due Execution and Delivery..............................   4
     3.3   Capitalization..........................................   4
     3.4   Absence of Conflicts....................................   5
     3.5   Absence of Certain Developments.........................   5
     3.6   Disclosure..............................................   6
     3.7   Exemption from Registration; Restrictions on Offer and
           Sale of Same or Similar Securities......................   6
     3.8   Organization and Good Standing..........................   6
     3.9   Subsidiaries............................................   6
     3.10  Absence of Undisclosed Liabilities......................   7
     3.11  Absence of Adverse Changes or Increased Liabilities.....   7
     3.12  Title to Properties and Assets..........................   7

     3.13  Taxes...................................................   8
     3.14  Litigation; Warranties..................................   8
     3.15  Permits, Licenses.......................................   8
     3.16  Brokerage...............................................   9
     3.17  Insurance...............................................   9
     3.18  Other Instruments.......................................   9
     3.19  Certain Transactions....................................   9
     3.20  Employee Benefit Plans..................................  10
     3.21  Relationship with Customers.............................  11
     3.22  Closing Date............................................  11

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GECFS............................  11

     4.1   Organization and Power..................................  11
     4.2   Authorization...........................................  11
     4.3   Absence of Conflicts....................................  11
     4.4   Closing Date............................................  12

ARTICLE V
COVENANTS OF THE COMPANY...........................................  12

     5.1   Fulfillment of Obligations..............................  12
     5.2   Accounts and Reports....................................  12
     5.3   Conduct of Business and Corporate Existence.............  12
     5.4   Payment of Taxes, Compliance with Laws..................  12
     5.5   Transactions with Related Parties.......................  13
     5.6   Subsequent Registration Rights..........................  13
     5.7   Board of Directors Meetings.............................  13
     5.8   Notice of Adverse Changes...............................  13
     5.9   Negative Covenants of the Company.......................  13

ARTICLE VI
TERMINATION........................................................  13

     6.1   Termination.............................................  13
     6.2   Effect of Termination...................................  14

ARTICLE VII
ADDITIONAL AGREEMENTS..............................................  14

     7.1   Survival................................................  14
     7.2   Indemnification.........................................  14

     7.3   Press Releases and Announcements........................  15
     7.4   Further Transfers.......................................  15
     7.5   Specific Performance....................................  15
     7.6   Investigation...........................................  16
     7.7   Exclusivity.............................................  16
     7.8   Transfer of Securities..................................  16
     7.9   GECFS Representations...................................  17
     7.10  Restrictions on Certain Activities......................  18

ARTICLE VIII
DEFINITIONS........................................................  18

ARTICLE IX
MISCELLANEOUS......................................................  20

     9.1   Amendment and Waiver....................................  20
     9.2   Notices.................................................  21
     9.3   Binding Agreement; Assignment...........................  22
     9.4   Severability............................................  22
     9.5   No Strict Construction..................................  22
     9.6   Headings; Interpretation................................  22
     9.7   Entire Agreement........................................  22
     9.8   Counterparts............................................  23
     9.9   Governing Law...........................................  23
     9.10  Parties in Interest.....................................  23
     9.11  Termination.............................................  23

                              EXCHANGE AGREEMENT
                              ------------------


     EXCHANGE AGREEMENT (this "Agreement") is made as of March 30, 1998 by and between MASTER GRAPHICS, INC., a Tennessee corporation (the "Company"), and GECFS, INC., a Nevada corporation ("GECFS"). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VIII hereof. Subject to the terms and conditions set forth herein, GECFS desires to acquire from the Company, and the Company desires to issue to GECFS, shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), in exchange for 222,220 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the circumstances described herein. The Preferred Stock and the Underlying Common Stock are sometimes collectively referred to herein as the "Securities." In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                           EXCHANGE OF THE SECURITIES

     I.1  Exchange.  On the terms and subject to the conditions of this
          --------
Agreement, at the Closing:

          (a) GECFS shall surrender to the Company certificates evidencing 222,220 shares of Common Stock, duly endorsed to the Company or delivered with duly executed stock powers.

          (b) The Company shall issue to GECFS certificates evidencing 222,220 shares of Preferred Stock, duly registered in the name of GECFS, which shares shall have the rights and preferences set forth in Exhibit A attached hereto.

     I.2  Closing.  The closing of the transaction contemplated by this
          -------
Agreement (the "Closing") will take place at the offices of Black, Bobango & Morgan on March 30, 1998 (the "Closing Date") (so long as all conditions to the obligations of the parties to consummate the transaction contemplated hereby have been satisfied or waived), or at such other time and location as is mutually agreed upon by the Company and GECFS, but in no event later than March 30, 1998.

                                  ARTICLE II
                             CONDITIONS TO CLOSING
                             ---------------------

     II.1 Conditions to GECFS's Obligations.  The obligation of GECFS to
          ---------------------------------
consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

          (a) the representations and warranties set forth in Article III herein will be true and correct in all material respects at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement throughout such representations and warranties;

          (b) prior to the Closing, the Company will have performed and complied in all material respects with each of the covenants and agreements required to be performed by it under this Agreement and the agreements and documents attached hereto as Exhibits;

          (c) the Company shall have duly adopted, executed and filed with the Secretary of State of the State of Tennessee (i) the Company's Charter, in substantially the form attached hereto as Exhibit B, and (ii) Articles of Amendment to the Charter of Master Graphics, Inc. Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (the "Designating Amendment"), in substantially the form attached hereto as Exhibit A, and the Company shall not have adopted or filed any other document designating terms, rights or preferences of its preferred stock;

          (d) the Designating Amendment and the Charter shall be in full force and effect as of the Closing under the laws of Tennessee and shall not have been amended or modified;

          (e) the Company and GECFS shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement"), in the form set forth in Exhibit C attached hereto;

          (f)  [Intentionally Omitted];

          (g) GECFS shall have received an opinion, dated the Closing Date, of counsel to the Company, Black, Bobango & Morgan, in the form attached hereto as Exhibit D and otherwise in form and substance reasonably satisfactory to GECFS and its counsel;

          (h) the Company shall have delivered to GECFS a list, after giving effect to the transaction contemplated by this Agreement, of (x) the name of each of the Company's directors, (y) the name and title of each of the Company's officers and (z) the name of each of the Company's stockholders setting forth the number and class of shares held;

          (i) all proceedings to be taken by the Company in connection with the consummation of the transaction contemplated hereby and all certificates, opinions, instruments and other documents, including customary representations, warranties, covenants, conditions and remedies for breach, required to be delivered by the Company to effect the transaction contemplated hereby will be reasonably satisfactory in form and substance to GECFS;

          (j) all consents and waivers by third parties that are required for the consummation of the transaction contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases or that are required in order that the transaction contemplated hereby does not constitute a material breach of or a material default under or a termination or material modification of any material agreement to which the Company or any of its Subsidiaries is a party or to which any material property of the Company or any of its Subsidiaries is subject, will have been obtained on terms reasonably satisfactory to GECFS; and

          (k) all governmental filings, authorizations and approvals that are required for the consummation of the transaction contemplated hereby, if any, will have been duly made and obtained other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Any condition to the obligations of GECFS specified in this Section 2.1 may be waived by GECFS in its sole discretion.

     II.2 Conditions to the Company's Obligations.  The obligation of the
          ---------------------------------------
Company to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) the representations and warranties set forth in Article IV hereof and in any writing delivered by GECFS pursuant hereto will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

          (b) GECFS will have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          (c) all consents and waivers by third parties that are required for the consummation of the transaction contemplated hereby including, without limitation, any consents that are required in order that the transaction contemplated hereby does not constitute a breach of or a default under or a termination or material modification of any material agreement to which GECFS is a party or to which any material property of GECFS is subject, will have been obtained on terms reasonably satisfactory to the Company; and

          (d) all governmental filings, authorizations and approvals that are required for the consummation of the transaction contemplated hereby, if any, will have been duly made and obtained other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The conditions specified in this Section 2.2 may be waived by the Company, in its sole discretion.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     As a material inducement to GECFS to enter into this Agreement, the Company hereby represents and warrants to GECFS that:

     III.1 Authorization of the Transaction.  The Company has full corporate
           --------------------------------
power and authority, and has obtained all approvals and consents required to enter into, execute and deliver this Agreement, and the agreements and the documents attached hereto as Exhibits, and upon the filing of the Designating Amendment with the Tennessee Secretary of State, to perform fully its obligations under this Agreement and such other agreements. The Board of Directors of the Company has duly approved this Agreement and have duly authorized the execution, delivery and performance of this Agreement, the agreements and documents attached hereto as Exhibits and the consummation of the transaction contemplated hereby, including without limitation, the issuance of the Preferred Stock and the shares of Underlying Common Stock issuable upon conversion of the Preferred Stock. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the agreements and documents attached hereto as Exhibits and the consummation of the transaction contemplated hereby with the exception of the filing of the Designating Amendment with the Tennessee Secretary of State.

     III.2 Due Execution and Delivery.  This Agreement and the agreements and
           --------------------------
documents attached hereto as Exhibits have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

     III.3 Capitalization.  (a)  The authorized, issued and outstanding capital
           --------------
stock of the Company is as set forth on Schedule 3.3.  All of the issued and
                                        ------------
outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth on
Schedule 3.3, there are no outstanding or authorized securities with profit
------------
participating features or profit interests, or options, warrants, rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or any such securities or interests (collectively "Options")(other than this Agreement). Except as set forth on Schedule 3.3,
--------                                                       ------------
there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on Schedule 3.3
                                                                    ------------
or as contemplated herein, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. Except as set forth on Schedule 3.3 or as contemplated herein, the
                                     ------------

Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Options.

     (b) Upon the issuance and delivery of the Preferred Stock in accordance with this Agreement, (i) the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) GECFS will acquire, subject to the restrictions of this Agreement and the federal and state securities laws, good, valid and marketable title to the Preferred Stock, free and clear of all liens, claims, preemptive rights, options, warrants, rights, commitments, charges, encumbrances, equities, proxies or voting or other agreements whatsoever.

     (c) The Underlying Common Stock has been duly and validly reserved and, upon the issuance and delivery of the Underlying Common Stock upon conversion of the Preferred Stock, (i) the Underlying Common Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) GECFS will acquire, subject to the restrictions of the federal and state securities laws, good, valid and marketable title to the Underlying Common Stock, free and clear of all liens, claims, preemptive rights, options, warrants, rights, commitments, charges, encumbrances, equities, proxies or voting or other agreements whatsoever except for those created by GECFS.

     III.4 Absence of Conflicts.  Except as set forth on Schedule 3.4, the
           --------------------                          ------------
execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the Common Stock under, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the charter or bylaws of the Company or any of the Subsidiaries or any indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is bound or by which the Company or any of the Subsidiaries is affected, or any law, statute, rule or regulation or any judgment, order or decree to which the Company or any of the Subsidiaries is subject;

     III.5 Absence of Certain Developments.  Since December 16, 1997, except as
           -------------------------------
set forth on Schedule 3.5 or as specifically contemplated by this Agreement and
             ------------
the Designating Amendment, neither the Company nor any of the Subsidiaries has:

           (a) issued, sold or transferred any notes, bonds or other debt securities or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any of the Subsidiaries;

           (b) except for the authorization of the Designating Amendment, changed or authorized any change in its certificate of incorporation or bylaws.

     III.6 Disclosure. To the knowledge of the chief executive officer of the
           ----------
Company, after due inquiry, neither this Agreement nor any of the schedules, attachments, exhibits, written statements or certificates supplied to GECFS by or on behalf of the Company with respect to the transaction contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to GECFS in writing and of which any of the Company's stockholders, executive officers and directors is aware or any of the executive officers and directors of any of its Subsidiaries is aware, and which has had or would reasonably be anticipated to have a Material Adverse Effect.

     III.7 Exemption from Registration; Restrictions on Offer and Sale of Same
           -------------------------------------------------------------------
or Similar Securities.  Assuming GECFS's representations in Section 7.10 are
---------------------                                       ------------
true, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (c) any action that would require the registration under the Securities Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Securities or of securities of the same or a similar class as the Securities if, as a result, the offer and sale of the Securities contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(c) of the Securities Act.

     III.8 Organization and Good Standing.  The Company is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Tennessee. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary. The Company has furnished to counsel for GECFS true and correct copies of its Charter, as amended, and Bylaws, as presently in effect, and all minutes and consents of the stockholders and Board of Directors of the Company. Such minutes and consents reflect all transactions referred to in such minutes and consents accurately in all material respects.

     III.9 Subsidiaries.  Except for Premier Graphics, Inc. ("Premier") and
           ------------                                       -------
Phillips Litho Co., Inc. ("Phillips") the Company has no subsidiaries and has no
                           --------
investments in and does not control, directly or indirectly, any other corporation, trust, partnership, limited liability company or other entity. Neither Premier nor Phillips have any subsidiaries or have any investments in or control, directly or indirectly, any other corporation, trust, partnership, limited liability company or other entity.

     III.10 Absence of Undisclosed Liabilities.  The Company has no indebtedness
            ----------------------------------
for borrowed money or any other material liability of any nature, accrued or contingent, arising out of any transaction or circumstance existing on or before the date hereof, that is not reflected in the December 31, 1997 audited balance sheet (the "Balance Sheet"), other than liabilities arising in the ordinary
            -------------
course of business (including acquisitions) since the preparation thereof, and the reserves established by the company and set forth on the Balance Sheet are in the opinion of the Company adequate in all material respects.

     III.11 Absence of Adverse Changes or Increased Liabilities.  Except as
            ---------------------------------------------------
described in Schedule 3.11, since the date of the Balance Sheet there has been
(a) no material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties, business or prospects of the Company; (b) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company; (c) no waiver or any valuable right of the Company or the cancellation of any debt or claim held by the Company; (d) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor; (e) no material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company; (f) no material loss, destruction or damage to any property of the Company, whether or not insured;
(g) no resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or key employee; (h) no labor dispute involving the Company or its employees and none is pending or, to the Company's knowledge, threatened; (i) no change, except in the ordinary course of business (including acquisitions), in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise; (j) no sales, transfers, leases or other dispositions by the Company of any material amount of its assets or any acquisition of any material amount of assets (or any contract or arrangement therefor), except in the usual and ordinary course of business (including acquisitions); and (k) no material transaction by the Company other than for fair market value.

     III.12 Title to Properties and Assets.  Except as set forth in Schedule
            ------------------------------                          --------
3.12 hereto, the Company has sole and exclusive possession of, and has good and
----
marketable title to all of its properties and assets (real and personal, tangible and intangible) reflected on the Balance Sheet, in each case free and clear of all liens, restrictions or encumbrances. All equipment included in such properties which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. All buildings, fixtures, equipment and other property and assets that are material to the Company's business are either owned by the Company or are held under leases or sub-leases by the Company that to the knowledge of the Company are valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, moratorium and other laws affecting creditors rights and general principles of equity. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of such violation. The Company owns no real property nor has any interests in real property except as set forth in Schedule 3.12 hereto.
                                                      -------------

     III.13 Taxes.  The Company has filed all federal, state and county local
            -----
and foreign tax returns required to be filed by it and has paid all appropriate federal, state, county, local and foreign income, franchise and other taxes required to be paid by it through the date hereof. There is no pending or asserted dispute with any taxing authority relating to any of such returns that, if determined adversely to the Company, would result in the assertion by any taxing authority of any material tax deficiency, and the Company has no knowledge of a proposed liability or threatened assertion of any claim for any tax to be imposed upon the Company's properties or assets for which there is not an adequate reserve reflected in the Balance Sheet. No federal income tax returns of the Company (since the organization of the Company) have been audited. There is no waiver of any applicable statute of limitations in effect with respect to tax liabilities or tax returns of the Company (since the organization of the Company) for any year.

     III.14 Litigation; Warranties.
            ----------------------

     (a)    Except as set forth on Schedule 3.14 hereto, there is no litigation,
                                   -------------
action, suit or governmental or administrative proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or affecting any of its properties or assets, or against any manager, officer, member or key employee of the Company with respect to any matter related to the Company, nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such claims may be asserted.

     (b)    Except as set forth on Schedule 3.14 hereto, (i) no claim has been
                                   -------------
asserted against the Company for renegotiation or price redetermination of any material business transaction, and to the knowledge of the Company there are no facts upon which any such claim could be based, (ii) there have been no warranty or similar claims asserted by customers with respect to products sold by the Company, and there are no facts on which any such claim could be based, (iii) there are no claims against the Company to return products by reason of alleged overshipments, defective products or otherwise, and to the knowledge of the Company there are no facts upon which any such claim could be based, and (iv) there are no claims against the Company relating to any product alleged to have been manufactured for or sold by the Company and alleged to have been inherently dangerous, defective or improperly designed or manufactured, and to the knowledge of the Company there are no facts upon which any such claim could be based.

     III.15 Permits, Licenses.  The Company has all material franchises,
            -----------------
authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit it to own its property and to conduct its
--------
business as its is presently conducted or proposed to be conducted, and all such

Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of the Agreement or consummation of the transactions contemplated hereby. The Company is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

     III.16 Brokerage.  No broker, finder, agent or similar intermediary has
            ---------
acted on the Company's behalf in connection with the transactions contemplated by this Agreement and there are no brokerage commission, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of the Company.

     III.17 Insurance.  The Company has in full force and effect the insurance
            ---------
policies listed in Schedule 3.17 hereto.  The Company is presently insured, and
                   -------------
since the inception of operations by the Company has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. The Company has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Company has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

     III.18 Other Instruments.  The Company is not in violation of any of the
            -----------------
terms of its Charter or By-Laws as amended and in effect on and as of the Closing, nor any mortgage, indenture, contract, agreement, or instrument to which it is a party or by which any of its properties or assets is bound, and except for the terms and conditions of those agreements disclosed in this Agreement, the Exhibits and Schedules hereto there is no term of any of the foregoing that adversely affects or which the Company can now reasonably foresee may adversely affect the business, prospects, condition (financial or otherwise), affairs or operations of the Company or any of its properties or assets.

     III.19 Certain Transactions.  Except as set forth on Schedule 3.19, the
            --------------------                          -------------
Company is not indebted directly or indirectly to any of its officers, directors or stockholders or to their respective spouses or children in any amount whatsoever; none of such officers, directors or stockholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or business entity that is affiliated with or with which the

Company has a business relationship, or any firm or corporation that competes with the Company; no officer, director or stockholder, or any member of his immediate family, has a direct or indirect financial interest in any material contract with the Company; the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation (excluding guaranties arising from endorsement of items for deposit or collection in the ordinary course of business). Nothing contained in this Section 3.19 shall be construed,
                                               ------------
however, to prevent any officer, director or stockholder, or any member of his family, from owning up to five percent of the capital stock of any publicly-held company that operates in the printing or graphics industry.

     III.20 Employee Benefit Plans.
            ----------------------

     (a)    Employee Benefit Plan Compliance.  For purposes of this Section
            --------------------------------                        -------
3.23, the term "Company" shall mean the Company and each corporation, trade,
----
business or entity under common control with the Company, within the meaning of
Section 414(b), (c), (m) or (o) of the Internal Revenue Code, as amended, or
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
  -----

     (b)    Copies of Plans.  True, correct and complete copies of each of the
            ---------------
Company's employee and director benefit and compensation plans and related trusts (the "Plans"), if applicable, including all amendments thereto, have been
             -----
furnished to Purchaser. None of the Plans is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, and the Company does not contribute to or have an obligation to contribute to, and has not at any time since its inception contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA or a "multiemployer plan," within the meaning of
Section 3(37) of ERISA. The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans. Each Plan has been administered and operated in compliance with its governing documents and applicable law. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Plans or their assets. Each Plan may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

     (c)    No Additional Severance.  The execution and delivery of this
            -----------------------
Agreement and the consummation of the transactions contemplated hereby will not
(i) require the Company to make a larger contribution to, or pay greater benefits under, any Plan than it otherwise would or (ii) create or give rise to any additional vested rights or service credits under any Plan. The Company is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Plans that, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Internal Revenue Code, as amended.

     III.21 Relationship with Customers.  The relationships of the Company with
            ---------------------------
its customers are good commercial working relationships. No customer that accounted for more than 10% of the revenues of the Company for its most recent fiscal year or which is otherwise significant to the Company has canceled or otherwise terminated or threatened to cancel or otherwise terminate its relationship with the Company. No such customer has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company.

     III.22 Closing Date.  All of the representations and warranties contained
            ------------
in this Article III and made by or on behalf of the Company elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct in all material respects on the date of this Agreement and will be true and correct in all material respects on the Closing Date, unless waived by GECFS.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF GECFS
                    ---------------------------------------

     As a material inducement to the Company to enter into this Agreement, GECFS hereby represents and warrants to the Company that:

     IV.1 Organization and Power.  GECFS is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. GECFS is a 100% Affiliate of General Electric Capital Corporation, a New York corporation.

     IV.2 Authorization.  The execution, delivery and performance of this
          -------------
Agreement by GECFS and the consummation of the transaction contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of GECFS, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of GECFS, enforceable against GECFS in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

     IV.3 Absence of Conflicts.  The execution, delivery and performance of this
          --------------------
Agreement and the consummation of the transaction contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of,
(b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of the certificate of incorporation or bylaws of GECFS or any agreement or instrument to which GECFS is bound or by which GECFS is affected, or any applicable law, statute, rule or regulation or any judgment, order or decree to which GECFS is subject.

     IV.4 Closing Date.  The representations and warranties contained in this
          ------------
Article IV and made by GECFS elsewhere in this Agreement are true and correct in all material respects on the date of this Agreement and will be true and correct in all material respects on the Closing Date, unless waived by the Company.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY
                            ------------------------

     The Company further covenants and agrees as follows:

     V.1 Fulfillment of Obligations.  The Company will observe and comply fully
         --------------------------
with all of the terms, conditions and covenants of this Agreement, the Designating Amendment and any other agreements and instruments to be entered into by the Company pursuant to this Agreement.

     V.2  Acounts and Reports.  The Company will continue to maintain a standard
          -------------------
system of accounts in accordance with generally accepted accounting principles consistently applied.

     V.3  Conduct of Business and Corporate Existence.    The Company shall
          -------------------------------------------
continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith, including such research and development activities as the Board of Directors may from time to time approve. The Company shall keep in full force and effect its existence as a corporation and all material intellectual property rights useful in its business.

     V.4  Payment of Taxes, Compliance with Laws.  The Company will pay and
          --------------------------------------
discharge all lawful taxes, assessments and governmental charges or levied imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if not paid when due, might result in the imposition of a lien or charge upon any of its properties; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The Company shall comply with all material applicable laws and regulations in the conduct of business, including without limitation, all applicable federal and state securities laws, if applicable, in connection with the issuance of any shares of its capital stock or other ownership interests.

     V.5  Transactions with Related Parties.  All transactions by and between
          ---------------------------------
the Company on the one hand and stockholders, officers and employees of the Company or corporations or other business organizations controlled by or affiliated with such stockholders, officers and employees on the other hand, shall be conducted on an arms-length basis and shall be on terms and conditions no less favorable to the Company than could be obtained from non-related persons.

     V.6  Subsequent Registration Rights.  From and after the Closing Date,
          ------------------------------
other than as permitted under the Registration Rights Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such rights are subordinate to the registration rights of GECFS.

     V.7  Board of Directors Meetings.  The Company shall ensure that meetings
          ---------------------------
of its Board of Directors are held at least four times each year and at intervals of not more than three months.

     V.8  Notice of Adverse Changes.  The Company shall provide notice of GECFS
          -------------------------
promptly after the occurrence thereof and in any event within five (5) business days after each occurrence, notice of any material adverse change in the operations or financial condition of the Company.

     V.9  Negative Covenants of the Company.  Without the prior written consent
          ---------------------------------
of GECFS, which consent shall not be unreasonably withheld, the Company will not permit to occur any amendment, alteration, or modification of its Certificate of Incorporation, Bylaws or other charter or organizational documents of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of GECFS, would be to alter, impair, or affect adversely, either the rights and benefits of GECFS or the duties and obligations of Company under this Agreement or the Preferred Stock, obligate itself or otherwise agree to take, permit or enter into any of the events described above.

                                  ARTICLE VI
                                  TERMINATION
                                  -----------

     VI.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a) by mutual written consent of GECFS and the Company;

          (b) by GECFS or the Company if there has been a material misrepresentation or breach on the part of the other party or parties in the representations and warranties set forth in this Agreement if such breach is not cured within 10 days after the terminating party first becomes aware of such breach, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's or parties' obligations to consummate the transaction contemplated hereby, unless such terminating party's or parties' willful breach of this Agreement has caused the condition to be unsatisfied; or

           (c) by either of GECFS or by the Company if the Closing has not occurred on or prior to March 30, 1998; and provided that neither GECFS nor
                                                 --------
     the Company may terminate this Agreement pursuant to this Section 6.1(c) if
                                                               --------------
     such person's willful breach of this Agreement has prevented the consummation of the transaction contemplated hereby at or prior to such time.

     VI.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either GECFS or the Company as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect hereof, except for the obligations of the parties pursuant to Sections 7.2, 7.7
                                                              ------------  ---
and 7.8 and except that nothing herein will relieve any party from liability
    ---
resulting from any breach of this Agreement prior to such termination, including, without limitation, any breach of Section 7.9.
                                             -----------

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
                             ---------------------

     VII.1 Survival.  Notwithstanding any examination made for or on behalf of
           --------
GECFS, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion, all representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing and shall be fully effective and enforceable until the termination of any statute of limitation applicable to the rights of the parties hereunder.

     VII.2 Indemnification.
           ---------------

     (a) The Company agrees to indemnify and hold harmless GECFS, including each of its Affiliates, and the directors, officers, agents, employees, accountants and attorneys thereof (GECFS and each such other Person, an "Indemnified Party") from and against any losses, claims, damages, judgements,
 -----------------
assessments, costs and other liabilities (collectively "Liabilities"), and will
                                                        -----------
reimburse each Indemnified Party for all fees and expenses (including the reasonable fees and expenses of outside counsel) (collectively, "Expenses") as
                                                                 --------
they are incurred in investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and to which any Indemnified Party is a party (collectively, "Actions"), arising out of (i) any material breach of any
                      -------
of the representations or warranties made by the Company in this Agreement or any of the agreements or certificates, documents or other writings contemplated hereby or delivered in connection herewith, (ii) any breach or violation of or failure to perform fully any material covenant, agreement or obligation of the Company in this Agreement or any of the agreements contemplated hereby, or (iii) any Action by any third party arising out of or in connection with the transactions contemplated by this Agreement; provided, however, that the Company
                                             --------  -------
shall not indemnify any Indemnified Party from Liabilities or reimburse Expenses incurred by such party to the extent they arise out of the willful misconduct, gross negligence or bad faith (as finally determined by a court of competent jurisdiction) of such party. If multiple claims are brought against an Indemnified Party (including in an arbitration), with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     (b)   The indemnification provisions of this Section 7.2 are in addition
                                                  -----------
to, and not in derogation of, any statutory or common law remedy any party may have for misrepresentation, breach of warranty or breach of covenant.

     VII.3 Press Releases and Announcements.  Except to the extent otherwise
           --------------------------------
agreed by GECFS, except where the Company has been advised by its counsel that such disclosure is required by law, the Company will not disclose the transaction contemplated hereby, including by making any press release related to this Agreement or the transaction contemplated herein, or other announcement to the employees, customers or suppliers of the Company and the Subsidiaries, without the prior written approval of GECFS (which shall not be unreasonably withheld), and the Company will not disclose the name of GECFS or any of its Affiliates without the prior written consent of GECFS, except where the Company has been advised by its counsel that such disclosure is required by law, in which event the Company shall use its best efforts to consult with GECFS prior to making such disclosure.

     VII.4 Further Transfers.  The Company (at its own expense) will execute and
           -----------------
deliver such further instruments of conveyance and transfer and take such additional action as GECFS may reasonably request to effect, consummate, confirm or evidence the issue to GECFS of the Securities. The Company will execute such documents as may be necessary to assist GECFS in preserving or perfecting its rights in the Securities and will also complete such actions as are necessary to perform its representations, warranties and agreements herein, including, without limitation, after the Closing, making all registrations, filings and applications, giving all notices and obtaining all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers desirable for the consummation of the transaction contemplated hereby which, for any reason, have not been made, given or obtained prior to the Closing.

     VII.5 Specific Performance.  The Company acknowledges that the business of
           --------------------
the Company and the Subsidiaries and the Securities are unique and recognize and affirm that in the event of a breach of this Agreement by the Company, money damages may be inadequate and GECFS may have no adequate remedy at law. Accordingly, the Company agrees that GECFS shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the Company's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

     VII.6 Investigation.  Prior to the Closing Date, GECFS and its
           -------------
representatives may make or cause to be made such investigation of the business and properties of the Company and the Subsidiaries as each deems reasonably necessary or advisable and the Company shall (and shall cause each of its Subsidiaries to) furnish and disclose promptly to GECFS all information concerning its business, properties and personnel as GECFS or its representatives reasonably request. Upon reasonable notice, the Company agrees to permit, prior to the Closing Date, GECFS and its authorized representatives to have access during business hours to the Company's and each of its Subsidiaries' books, records, facilities, key personnel, officers, directors, customers (upon prior consultation with the Company), independent accountants, and legal counsel (without waiver of privilege) in a manner that will not unreasonably interfere with the normal business of the Company and its Subsidiaries.

     VII.7 Exclusivity.  Until the earlier of the consummation of the
           -----------
transaction contemplated hereby or the termination of this Agreement in accordance with Section 6.1, neither the Company, nor any of its
                -----------
representatives, officers, employees, directors, or agents, will directly or indirectly (a) submit, solicit, initiate or encourage any proposal or offer from any person or enter into any agreement or accept any offer relating to any issuance or sale of any of its capital stock or of any rights or securities convertible into or exercisable or exchangeable for any of its capital stock, except for the issuance of capital stock upon exercise or conversion of warrants, options and other rights to acquire Common Stock outstanding as reflected on Schedule 3.3 hereto (or any other transactions between the Company
             ------------
and GECFS or its Affiliates), in each case in accordance with the terms of such warrants, options and other rights as previously disclosed to GECFS, and except for an underwritten initial public offering of the capital stock of the Company on terms and conditions satisfactory to GECFS, or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing. Except with respect to a contemplated underwritten initial public offering of the capital stock of the Company, the Company represents and warrants that it is not engaged in any discussions with third-parties regarding the foregoing and shall notify GECFS immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     VII.8 Transfer of Securities.
           ----------------------

     (a)   General Provisions.  The Securities are transferable only pursuant to
           ------------------
(i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities Act (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in Section 7.9
                                                                  -----------
below, any other legally available means of transfer such that the Securities are registered or exempt from registration. In addition to the foregoing, the Preferred Stock may only be transferred to or among 100% Affiliates of GECFS who agree to be bound by the conditions contained in this Section and Section 7.9
                                                                  -----------

     (b)   Opinion Delivery.  In connection with the transfer of any Securities,
           ----------------
the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, and, except for in a transfer described in subsection 7.8(a)(i) or (ii) above and other than a transfer to a 100% Affiliate of GECFS, an opinion of counsel payable solely by the holder of the Securities, in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such transfer of Securities may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to the Company an opinion of counsel payable solely by the holder of the Securities, in form and substance reasonably satisfactory to the Company and its counsel, that no subsequent transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 7.9. If the Company is
                                                -----------
not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 7.9
                                             -----------

     (c)   Rule 144A.  Upon the request of GECFS, the Company shall promptly
           ---------
supply to GECFS or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer of the Preferred Stock pursuant to Rule 144A of the Securities Act.

     (d)   Removal of Legend.  If any Securities are eligible for sale pursuant
           -----------------
to Rule 144(k), the Company shall, upon the request of the holder of such Securities, remove the legend set forth in Section 7.9 from the certificates for
                                           -----------
such Securities.

     (e)   Restriction on Transfer.  The Company acknowledges and agrees that
           -----------------------
(A) GECFS is not bound by any terms or provisions contained in any existing or future agreement to which the Company is or may be a party that may expressly or impliedly restrict, or be construed to restrict, the transfer by GECFS of the Securities, (B) subject to subsection (a) and (e)(i) above, GECFS has the unfettered right to transfer or assign the Securities, and (C) GECFS shall not be liable for any damages or losses incurred by the Company in the event of a breach or alleged breach of any agreement to which the Company is or may be a party which arises out of, or is related to, the transfer of the Securities.

     VII.9 GECFS Representations.  GECFS represents that it is an "Accredited
           ---------------------
Investor" within the meaning of Regulation D under the Securities Act. GECFS understands that the Securities constitute "restricted securities" within the meaning of Rule 144 under the Securities Act. GECFS hereby represents that it is acquiring the restricted securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein
                                         --------
shall prevent GECFS and subsequent holders of restricted securities from transferring such securities in compliance with the provisions of Section 7.8.
                                                                  -----------
GECFS understands that the restricted securities are being offered and sold in reliance on exemptions from the registration requirements of federal and state securities laws and that the

Company is relying upon the truth and accuracy of GECFS's representations, warranties, agreements, acknowledgments and understandings set forth herein to determine its suitability to acquire the restricted securities. Each instrument or certificate for restricted securities shall be imprinted with a legend in substantially the following form:"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 30, 1998, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER FEDERAL AND STATE SECURITIES LAWS AND FURTHER IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE EXCHANGE AGREEMENT, DATED AS OF MARCH 30, 1998, BETWEEN THE ISSUER (THE "COMPANY") AND GECFS, INC., AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     VII.10 Restrictions on Certain Activities
            ----------------------------------

     (a) Without the prior written consent of GECFS, the Company shall be prohibited from entering into any voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company.

     (b) Without the prior written consent of GECFS, the Company shall be prohibited from entering into any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Options.

                                 ARTICLE VIII
                                  DEFINITIONS
                                  -----------

     "100% Affiliate" means with respect to any Person, (i) each other Person
      --------------
that, directly or indirectly, owns or controls one hundred percent (100%) of the Stock having ordinary voting power in the election of directors of such Person,
(ii) each other Person of which the Stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by such Person, or (iii) each other Person of which the Stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by any Person defined in clause (i) above or any of its 100% Affiliates.

     "Affiliate" means, with respect to any Person, (i) each other Person that,
      ---------
directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that directly or indirectly controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person's officers, directors, joint ventures and partners, and, (iv) the spouse, each sibling and each lineal descendant and ascendant of any such specified Person or any Affiliate of such specified Person. For the purpose of this definition, "control" of a Person
                                                       -------
shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Material Adverse Effect" shall mean (i) a material adverse change in (A)
      -----------------------
the business, assets, earnings, operations, prospects, or customer, supplier, employee or sales representative relations, or financial or other condition of the Company and each Subsidiary of the Company, taken as a whole, or (B) the Company's or any of its Subsidiaries' ability to pay or perform its obligations in accordance with the terms thereof, or (ii) the existence of any action or proceeding by or before any court or government body wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or the transaction contemplated by this Agreement or cause such transaction to be rescinded, or could reasonably be expected adversely to affect the right of GECFS to own or control the Preferred Stock or the Underlying Common Stock.

     "Person" means any individual, sole proprietorship, partnership (including
      ------
a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other business entity.

     "SEC" means the United States Securities and Exchange Commission and any
      ---
successor to the functions thereof.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Stock" means all shares, options, warrants, general or limited partnership
      -----
interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including, without limitation, any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation of
      ----------
which an aggregate of more than 50% of the outstanding Stock having ordinary voting power for the election of directors, managers or trustees of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially or controlled, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person, or any combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, (ii) any partnership, limited liability company, association or other business entity, in which such Person and/or one or more Subsidiaries of such Person shall have more than 50% of the partnership or other similar ownership interests thereof (whether in the form of voting or participation in profits or capital contribution), and (iii) all other Persons from time to time included in the consolidated financial statements of such Person. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated more than 50% of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "Transaction Documents" means this Agreement, the Registration Rights
      ---------------------
Agreement, each of the other agreements or other documents contemplated hereby, the Company's Charter and the Designating Amendment.

     "Underlying Common Stock" means (i) the Common Stock issued or issuable
      -----------------------
upon conversion of the Preferred Stock, and (ii) any Common Stock issued or issuable with respect to the securities referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                                   ARTICLE IX
                                 MISCELLANEOUS

     IX.1 Amendment and Waiver.  This Agreement may be amended and any provision
          --------------------
of this Agreement may be waived, provided that, subject to the last sentence of
Section 2.1 and the last sentence of Section 2.2, any such amendment or waiver
-----------                          -----------
will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of the Company and GECFS. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     IX.2 Notices.  All notices, demands and other communications given or
          -------
delivered under this Agreement will be in writing and shall be made by hand delivery, overnight courier, first-class mail, or telecopier and will be deemed to have been given when personally delivered, four business days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to the Company and GECFS will, unless another address is specified in writing, be sent to the addresses indicated below:

               Notices to the Company:  Master Graphics, Inc.
                                        2500 Lamar Avenue
                                        Memphis, Tennessee  38114
                                        Attention:      Mr. John P. Miller
                                        Telecopy No.:  (901) 744-6012

               With copies to:          Black, Bobango & Morgan
                                        530 Oak Court Drive, Suite 345
                                        Memphis, TN 38117
                                        Attention:      Michael Morgan, Esq.
                                        Telecopy No.:  (901) 683-2553

               Notices to GECFS:        GECFS, Inc.
                                        880 Greir Drive
                                        Las Vegas, Nevada 89119
                                        Attention:  President

               With copies to:          General Electric Capital Corporation
                                        Capital Funding, Inc.
                                        777 Long Ridge Road
                                        Bldg. B, First Floor
                                        Stamford, Connecticut  06927
                                        Attention:      Kim Tanner
                                        Telecopy No.:  (203) 316-7989

                    and                 General Electric Capital Corporation
                                        Capital Funding, Inc.
                                        5400 LBJ Freeway, Suite 1280
                                        Dallas, Texas 75240
                                        Attention:      John Hanley
                                        Steve Bellah
                                        Telecopy No.:  (972) 419-3289

                    and                 Patton Boggs, L.L.P.
                                        2200 Ross Avenue, Suite 900
                                        Dallas, Texas 75201
                                        Attention:      Larry A. Makel, Esq.
                                        Telecopy No.: (214) 871-2688

     IX.3  Binding Agreement; Assignment.
           -----------------------------